Exhibit 99.1

NASDAQ: INM

Suite 310-815 W. Hastings St.
Vancouver, BC, Canada V6C 1B4
Tel: +1.604.669.7207
Email: info@inmedpharma.com
www.inmedpharma.com

InMed Announces Presentation of INM-755 Phase 2 Clinical Study Results at 12th World Congress on Itch (WCI) 2023

Vancouver, BC – November 2, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, today announced that an abstract describing the Phase 2 clinical study of investigational drug INM-755 cannabinol (“CBN”) cream for the treatment of symptoms in patients with epidermolysis bullosa (“EB”), a rare genetic skin disease, has been accepted as an oral presentation at the 12th World Congress on Itch (WCI), being held in Miami on November 5-7, 2023.

Presentation details are below:

Abstract Title:  INM-755 cannabinol cream demonstrates anti-itch activity in patients with epidermolysis bullosa
Presenting Author:  Alexandra Mancini, Senior Vice President, Clinical and Regulatory Affairs, InMed Pharmaceutical Inc.

Session: Hot Topics
Date/Time: Tuesday, November 7 at 4:08 PM ET

The Phase 2 Study:

The Phase 2 study was designed to evaluate the safety of INM-755 CBN cream, which consists of the control cream plus the active pharmaceutical ingredient CBN, and obtain preliminary evidence of efficacy in treating symptoms and healing wounds over a 28-day period in patients with EB. All four subtypes of inherited EB, including EB Simplex, Dystrophic EB, Junctional EB, and Kindler Syndrome were accepted into the study. The study used a within-patient, double-blind design whereby matched index areas were randomized to INM-755 CBN cream or to control cream. The data showed a positive indication of enhanced anti-itch activity for INM-755 cannabinol cream versus the control cream alone.

A copy of the poster and other presentation materials will be made available on the Company’s website after the congress.

About InMed:

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: presenting the INM-755 Phase 2 clinical study results at the 12th world congress on itch; being a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs; having significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.